Superior Financial Corp. to Join Russell 2000

     LITTLE ROCK, Ark.--(BUSINESS WIRE)--July 10, 2002--Superior Financial Corp. (NASDAQ:SUFI), announced today that it has been selected to join the Russell 2000(R) Index effective with the start of the third quarter.
     "The addition of Superior Financial Corp. to the Russell 2000(R) Index is a significant validation of our company's financial strength and performance," commented C. Stanley Bailey, Superior's Chairman and CEO. "We are very pleased to be recognized in the Russell 2000(R) Index and consider it an important milestone for our Company. Our strategic initiative is, and will continue to be, enhancing shareholder value," remarked Bailey.
     Superior Financial Corp. is the holding company of Superior Bank. Superior Bank is a $1.7 billion federal savings bank operating 60 full service branch and loan production offices in Arkansas and Oklahoma. The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and Superior Finance Company, a consumer finance operation. Superior Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.
     Pursuant to the Safe Harbor provisions of Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding Superior's future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

    CONTACT: Superior Financial Corp.
             Rick D. Gardner, 501/324-7253
             www.superiorfinancialcorp.com